SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2016

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400

Irving, Texas 75039

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: 214-574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                              Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                              Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                              Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 1, 2016 (the “June 1st Form 8-K”), Global Power Equipment Group Inc. (the “Company”) entered into an Election and Nomination Agreement (the “Nomination Agreement”), dated June 1, 2016 and effective May 25, 2016, with Wynnefield Partners Small Cap Value, L.P., Wynnefield Partners Small Cap Value, L.P. I, Wynnefield Small Cap Value Offshore Fund, Ltd., Wynnefield Capital, Inc. Profit Sharing & Money Purchase Plan, Wynnefield Capital Management, LLC, and Wynnefield Capital, Inc. (collectively, the “Nominating Parties”).

The June 1st Form 8-K disclosed that the Nomination Agreement provides for an increase in the Company’s Board of Directors (the “Board”) from eight (8) to eleven (11) members. Effective May 25, 2016, the Board appointed David A. B. Brown, 72, to fill one of the vacancies created by such increase, and the Nomination Agreement gave the Nominating Parties the right to designate a second director candidate (the “Second Designee”) to fill another vacancy.

Pursuant to the terms of the Nomination Agreement, the Nominating Parties nominated Nelson Obus, 69, to serve as the Second Designee and, effective June 27, 2016, the Board elected Mr. Obus to serve as a director until the 2016 Annual Meeting, and also appointed Mr. Obus to serve on the Nominating and Corporate Governance Committee of the Company. Mr. Obus is an employee of the Nominating Parties and serves as their representative on the Board. Mr. Brown is not employed by, receives no compensation from and is independent of the Nominating Parties and will not act as their representative.

Pursuant to the Nomination Agreement, the Company also agreed to include Mr. Brown and Mr. Obus in the Company’s slate of nominees for election as directors of the Company at the Company’s first Annual Meeting of Shareholders following the date of the Nomination Agreement (the “2016 Annual Meeting”) and the Annual Meeting of Shareholders following the 2016 Annual Meeting (the “2017 Annual Meeting”), and to use commercially reasonable efforts to cause the election of Mr. Brown and Mr. Obus to the Board at the 2016 Annual Meeting and the 2017 Annual Meeting. In connection with the 2016 Annual Meeting and the 2017 Annual Meeting, the Nominating Parties agree to vote their shares of the Company’s common stock for Mr. Brown and Mr. Obus and five (5) Company nominees who are currently serving on the Board.

Like other non-employee directors, Mr. Obus will receive compensation for his service as director in accordance with the Company’s non-employee director compensation program. There are no family relationships between Mr. Obus and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. Obus has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

A more detailed description of the terms of the Nomination Agreement are included in the full text of such agreement, which was previously filed as an exhibit to the June 1st Form 8-K.  On June 28, 2016, the Company issued a press release announcing the appointment of Mr. Obus. A copy of the press release is filed with this Form 8-K and attached hereto as Exhibit 99.1.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

99.1                        Press release, dated June 28, 2016

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2016

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
Chief Administrative Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated June 28, 2016